SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF

THE SECURITIES EXCHANGE ACT OF 1934

BANKWELL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Connecticut	20-8251355
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

220 Elm Street
New Canaan, CT	06840
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, no par value	The NASDAQ Stock Market LLC

Common Stock Units, no par value	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-195080 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.         Description of Registrant’s Securities to be Registered.

The description of the common stock, no par value per share, of Bankwell Financial Group, Inc. (the “Company”) and a description of the common stock units, no par value per unit of the Company are included under the caption “Description of Our Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 4, 2014 (Registration No. 333-195080), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), shall be deemed to be incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference herein.

Item 2.        Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Bankwell Financial Group, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
(Registrant)

Dated: May 9, 2014	By:	/s/ Ernest J. Verrico, Sr.
Ernest J. Verrico, Sr.
Executive Vice President and
Chief Financial Officer

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